EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for Creative Enterprises International, Inc. of our report dated January 20, 2003, relating to the December 31, 2002 financial statements of Creative Enterprises International, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".


                                           /s/ Connolly, Grady & Cha, P.C.

                                           Certified Public Accountants



Philadelphia, Pennsylvania
June 20, 2003